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                                                                     EXHIBIT 2.7


                              ASSIGNMENT OF PATENTS

         WHEREAS, Telcordia Technologies, Inc., a Delaware corporation having offices at 445 South Street, Morristown, New Jersey 07960, ("Telcordia"), owns, by assignment, all right, title, and interest in five (5) U.S. Letters Patent related to the Telcordia AirBoss software products and any inventions claimed therein; and

         WHEREAS, AirBoss Acquisition Corporation, a corporation organized and existing under the laws of the State of New Jersey ("AirBoss"), desires to own Telcordia's entire right, title, and interest in and to the invention, in all countries throughout the world, and in and to five U.S. Letters Patent related to the Telcordia AirBoss software products;

         WHEREAS, Telcordia and AirBoss have entered into an Asset Purchase and Stock Transfer Agreement on even date herewith under which Telcordia has agreed to transfer all its rights, title and interests in such U.S. Letters Patent; and

         WHEREAS, Telcordia and AirBoss have entered into a Patent License Agreement executed at below date herewith granting to Telcordia license rights for the patents conveyed hereunder.

         NOW THEREFORE, be it known that, for good and valuable consideration, receipt of which is hereby acknowledged,


Subject to the licenses and rights granted in the Patent License Agreement, Tellcordia hereby sells, assigns, transfers, and sets over to AirBoss, its lawful successors and assigns, Telcordia's entire right, title, and interest in and to:

      (i) U.S. Patent 5,327,486 entitled "Method and System for Managing Telecommunications Such as Telephone Calls",

      (ii) US Patent Number 5,673,322 entitled "System and Method for Providing Protocol Translation and Filtering to Access the World Wide Web from Wireless or Low-Bandwidth Networks",

      (iii) US Patent Number 5,742,668 entitled "Electronic Messaging Network",

      (iv) US Patent Number 5,742,905 entitled "Personal Communications Internetworking", and

      (v) US Patent Number 5,930,700 entitled "System and Method for Automatically Screening and Directing Incoming Calls",

the inventions claimed therein, and all Letters Patent of the United States that may be granted thereon, and all reissues, reexaminations, and extensions thereof; and all rights to claim priority on the basis of such application, and all applications for Letters Patent that may be filed for the inventions in any foreign country and all Letters Patent that may be granted on the inventions in any foreign country, and all extensions, renewals, and reissues thereof; and Telcordia hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States and any official of any foreign country whose duty it is to issue patents on applications as described above, to issue all Letters Patent for these inventions to AirBoss, its successors and assigns, in accordance with the terms of this Assignment;


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         AND, TELCORDIA HEREBY further covenants that Telcordia has the full right to convey the interest assigned by this Assignment, Telcordia will take all action and execute all documents necessary to perfect the interest assigned hereby, and Telcordia has not executed and will not execute any agreement in conflict with this Assignment;

         AND, TELCORDIA HEREBY further covenants and agrees that Telcordia, through its officers and employees, will communicate with Airboss, its successors and assigns, any facts known to Telcordia and its officers and employees respecting the invention, sign all lawful papers when called upon to do so, execute and deliver all papers that may be necessary or desirable to perfect the title to the invention in said AirBoss, its successors and assigns, execute all divisional, continuation, and reissue applications, make all rightful oaths, and generally do everything possible to aid AirBoss, its successors and assigns, to obtain and enforce proper patent protection for the invention in the United States and any foreign country, it being understood that any expense incident to the execution of such papers shall be borne by AirBoss, its successors and assigns.

         IN TESTIMONY WHEREOF, each party has caused its authorized representative to execute this Assignment.



TELCORDIA TECHNOLOGIES, INC.          AIRBOSS ACQUISITION CORPORATION

By                                    By
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Date                                  Date
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